EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kit Cole Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Kit Cole Investment Trust for the year ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Kit Cole Investment Trust for the stated period.

/s/ Kit M. Cole	/s/ Jeff Tappan
Kit M. Cole	Jeff Tappan
President, Kit Cole Investment Trust	Treasurer, Kit Cole Investment Trust

Dated: September 3, 2004	Dated: September 3, 2004

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Kit Cole Investment Trust for purposes of the Securities Exchange Act of 1934.